PORTFOLIO MANAGEMENT AGREEMENT


     AGREEMENT restated as of the 5th day of March, 1997, to reflect a name change, among Newbold's Asset Management, Inc. ("Newbold"), Sub-Adviser, Washington Square Advisers, Inc. (the "Adviser") and USLICO Series Fund, a Massachusetts business trust (the "Fund").

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end, diversified management investment company and is authorized to issue its shares of beneficial interest ("Shares") in separate classes or portfolios, each portfolio having its own investment objectives, policies and restrictions; and

     WHEREAS, the Fund offers shares in four classes, two of which are the Stock Portfolio and the Asset Allocation Portfolio; and

     WHEREAS, the Fund has retained the Adviser to render investment management and administrative services to the Fund's four portfolios; and

     WHEREAS, the Sub-Adviser represents and warrants that it is a duly registered investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

     WHEREAS, the Adviser and the Fund desire to retain the Sub-Adviser to furnish portfolio management services to the Stock Portfolio and to the portion of the assets of the Asset Allocation Portfolio allocated to the Sub-Adviser management by the Adviser (which portion, together with the assets of the Stock Portfolio, are herein referred to as the "Portfolios") in connection with the Adviser's investment advisory activities on behalf of the Portfolios, and the Sub-Adviser is willing to furnish such services to the Adviser and the Fund;

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Adviser, the Sub-Adviser and the Fund as follows:

     1. APPOINTMENT. The Adviser and the Fund hereby appoint the Sub-Adviser to act as Portfolio Manager to the Portfolios, for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

     In the event the Fund designates one of more classes of shares other than the Portfolios with respect to which the Adviser and the Fund desire to retain the Sub-Adviser to render portfolio management services hereinunder, they shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Adviser and the Fund in writing, whereupon such class shall become a Portfolio hereunder, and be subject to this Agreement.

     2. PORTFOLIO MANAGEMENT DUTIES. Subject to the supervision of the Adviser and the Fund's Board of Trustees, the Sub-Adviser will provide a continuous investment program for the Portfolios or for any portion of the assets of the Portfolios assigned to the Sub-Adviser by the Adviser, including investment research and management with respect to all securities and investments and cash equivalents held by the portfolios. The Sub-Adviser will determine from time to time what securities and other investments will be purchased retained or sold by the Portfolios. The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios' investment objectives, policies and restrictions as stated in the Fund's Registration Statement, including the Fund's Prospectus and Statement of Additional Information (the "Registration Statement"), as filed with the Securities and Exchange Commission, as amended or supplemented from time to time. A copy of the Registration Statement has been provided by the Fund to the Sub-Adviser and the Fund agrees to provide the Sub-Adviser with any amendment or supplement to the Registration Statement promptly. The Sub-Adviser further agrees that it will:

     (a) conform with all applicable rules and regulations of the 1940 Act, all other applicable federal and state laws and regulations and with any applicable procedures adopted by the Fund's Board of Trustees;

     (b) place orders for the purchase or sale of securities pursuant to its investment determinations for the Portfolios, either directly with the issuer or with any broker or dealer. The Sub-Adviser is authorized to select brokers and dealers and to open and maintain brokerage accounts and trading accounts for the purchase and sale of securities and options with broker-dealers for and on behalf of the Portfolios in accordance with procedures established by the Adviser and approved by the Fund's Board of Trustees. In placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide it with research advice and other services of lawful assistance to the Sub-Adviser in serving the Portfolios as Portfolio Manager.

     (c) On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as its other investment advisory clients, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Fund's Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

     (d) In connection with the purchase and sale of securities of each Portfolio, the Sub-Adviser will arrange for the transmission to the Fund's Custodian or other agent on a daily basis, such confirmations, trade tickets and other documents and shall provide information reasonably requested by the Fund's Custodian or other agent for helping such agent perform its administrative responsibilities to the Fund including responsibility to identify securities to be purchased or sold by the Fund, to determine the value of the Fund's portfolio securities and other assets and to determine the Fund's net asset value per share. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Sub-Adviser will arrange for the automatic transmission of the confirmation of such trades to the Fund's custodian.

     (e) The Sub-Adviser will make available to the Adviser and the Fund promptly upon their request all of the Fund's investment records and ledgers as are necessary to assist the Adviser and the Fund in their compliance with respect to the Portfolio's securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The Sub-Adviser will furnish the Fund's Board of Trustees with respect to the Portfolios such periodic and special reports as the Adviser and the Trustees may reasonably request. The Sub-Adviser will furnish to regulatory authorities any information or reports to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

     (f) The Sub-Adviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or in the ordinary course of business in connection with placing orders for the purchase and sale of securities, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only if the Board of Trustees of the Fund has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state regulatory authorities.

     (g) In rendering the services required under this Agreement, the Sub-Adviser or a Portfolio may, from time to time, employ or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement. However, the Sub-Adviser may not retain as sub-adviser to the Fund or a Portfolio any company that would be an "investment adviser," as that term is defined in the 1940 Act, unless the contract with such company is approved by a majority of the Fund's Board of Trustees and a majority of Trustees who are not parties to any agreement or contract with such person or persons and who are not "interested persons," as defined in the 1940 Act, of the Fund, Sub-Adviser, or any such person or persons, and approved by the vote of a majority of the outstanding voting securities of the Fund or a Portfolio, to the extent required by the 1940 Act.

     3. EXPENSES. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it, its staff and their activities, in connection with its portfolio management under this Agreement.

     4. COMPENSATION. For the services provided pursuant to this Agreement, the Adviser will pay the Sub-Adviser a quarterly fee, computed as of the last day of the quarter, in accordance with Schedule A.

     5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolios are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records required to be maintained by Rule 3la-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

     6. INDEMNIFICATION. The Sub-Adviser agrees to indemnify, and hold harmless, the Adviser, and affiliated persons of the Adviser (as defined in the 1940 Act) and each person, if any who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") the Adviser, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Adviser or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Adviser's responsibilities as Portfolio Manager of the Fund which (1) may be based upon any misfeasance, malfeasance, or nonfeasance by the Sub-Adviser, any of its employees or representatives or any affiliate of or any person acting on behalf of the Sub-Adviser, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon written information furnished to the Adviser, the Fund or any affiliated person of the Fund by the Sub-Adviser or any affiliated person or the Sub-Adviser; provided, however, that in no case is the Sub-Adviser's indemnity in favor of the Adviser or any affiliated person or controlling person of the Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his duties or by reason of his reckless disregard of obligation and duties under this Agreement.

     The Adviser agrees to indemnify and hold harmless the Sub-Adviser, and affiliated person of the Sub-Adviser (as defined in the 1940 Act) ("affiliated person") and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls ("controlling person") the Sub-Adviser against any and all losses, claims, damages. liabilities or litigation (including legal and other expenses) to which the Sub-Adviser or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statutes, at common law or otherwise, arising out of the Adviser's responsibilities as Investment Adviser to the Fund which (1) may be based upon any misfeasance, malfeasance, or nonfeasance by the Adviser, any of its employees or representatives or any affiliate of or any person acting on behalf of the Adviser or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon written information furnished to the Adviser or any affiliated person of the Adviser by the Sub-Adviser or any affiliated person or controlling person of the Sub-Adviser; provided, however, that in no case is the Adviser's indemnity in favor of the Sub-Adviser or any affiliated person or controlling person of the Sub-Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of this reckless disregard of obligations and duties under this Agreement.

     Except as may otherwise be required by the 1940 Act or the rules thereunder, the Fund agrees that the Sub-Adviser, any affiliated person of the Sub-Adviser (as defined in the 1940 Act) and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls the Sub-Adviser shall not be liable, or subject to payment of any damages, expenses or losses to the Fund, in connection with any act or omission connected with or arising out of any investment advisory services rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser's duties or by reason of reckless disregard of the Sub-Adviser's obligations and duties under this Agreement.

     7. CONTROL. Notwithstanding any other provision of the Agreement, it is understood and agreed that the Fund shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and reserve the right to direct, approve or disapprove any action hereunder taken on its behalf by the Sub-Adviser.

     8. SERVICES NOT EXCLUSIVE. It is understood that the services of the Sub-Adviser are not exclusive, and nothing in this Agreement shall prevent the Sub-Adviser from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Portfolios) or from engaging in other activities.

     9. DURATION AND TERMINATION. This Agreement shall become effective on April 1, 1995, unless terminated as provided herein, shall continue for a period of two years from that date and thereafter shall continue on an annual basis with respect to each Portfolio provided that such annual continuance is specifically approved each year by (a) the vote of a majority of the entire Board of Trustees of the Fund, or by vote of a majority of the outstanding voting securities of each Portfolio (as defined in the 1940 Act), and (b) the vote of a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) or any such party to this Agreement, cast in person at a meeting called for the purpose of voting such approval. In the event this Agreement is not approved in the manner described in the preceding sentence, the paragraph number six (6), of this Agreement shall remain in effect as well as any applicable provision of this paragraph number nine (9) and the Sub-Adviser shall not provide any services for such Portfolios or receive any fees on account of such Portfolios that fail to so approve of this Agreement. Notwithstanding the foregoing, this Agreement may be terminated (a) by the Adviser at any time without penalty, upon 60 days' written notice to the Sub-Adviser and the Fund, (b) at any time without payment of any penalty by the Fund, upon the vote of a majority of the Fund's Board of Trustees or a majority or the outstanding voting securities of each Portfolio, upon written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time without penalty by the Sub-Adviser, upon 60 days' written notice to the Adviser and the Fund. In the event of termination for any reason, all records of each Portfolio for which the Agreement is terminated shall promptly be returned to the Sub-Adviser or the Fund, free from any claim or retention of rights by the Sub-Adviser. This Agreement shall automatically terminate in the event of its assignment (as such term is defied in the 1940 Act).

     10. AMENDMENTS. No provision of his Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the charge, waiver, discharge or termination is sought and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Portfolios, and (ii) the Trustees of the Fund, including a majority of the Trustees of the Fund who are not interested persons of any party to this agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

     11. MISCELLANEOUS.

     a. This Agreement shall be governed by the laws of the State of Minnesota, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the Securities and Exchange Commission thereunder.

     b. The Adviser and the Fund acknowledge receipt of Part II of the Sub-Adviser's Form ADV which is filed with the Securities and Exchange Commission.

     c. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     d. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

     e. Nothing herein shall be construed as constituting the Sub-Adviser as an agent of the Fund or the Adviser.

     f. Notices of any kind to be given to the Sub-Adviser by the Adviser or the Fund shall be in writing and shall be duly given if mailed or delivered to the Sub-Adviser at 937 Haverford Road, Bryn Mawr, Pennsylvania 19010-3845, or at such other address as shall be specified by the Sub-Adviser to the Fund and the Adviser. Notice of any kind to be given by the Sub-Adviser shall be in writing and shall be duly given if mailed or delivered to the Fund at 950 North Glebe Road, Arlington, Virginia 22203 and to the Adviser at 100 Washington Square, Suite 800, Minneapolis, Minnesota 55401.

     12. LIMITATION ON TRUSTEE LIABILITY. The Declaration of Trust establishing the Fund, filed on January 19, 1988, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "USLICO Series Fund" refers to the Trustee under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Fund shall be subject to claims against or obligations of the Fund to any extent whatsoever, but that the Fund estate only shall be liable.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.



Newbold's Asset
Management, Inc.

By/s/Steven B. Darby
  ------------------
     Steven B. Darby



Washington Square
Advisers, Inc.

By/s/Douglas P. Hedberg
  ---------------------
     Douglas P. Hedberg



USLICO Series Fund



By/s/Robert B. Saginaw
  --------------------
     Robert B. Saginaw
     Vice President & Secretary




                                   SCHEDULE A


1. Investment Goal: Long term capital appreciation with reasonable income and capital preservation.

2.   Special restrictions and instructions: None

3.   Fee: .5 of 1% on the first $20,000,000
          .4 of 1% on the next $20,000,000
          .3 of 1% thereafter

     On an annual basis with pro-ration according to the following: Such fees shall be payable, based on assets of each Portfolio of the USLICO Series Fund under management, when billed on or after the date as of which the market value of assets is computed: Quarterly (March 31, June 30, September 30, December 31)

4.   Custodian: Crestar Bank
                919 East Main Street
                P.O. Box 2665
                Richmond, Virginia 23261-6665

     USLICO Series Fund - Common Stock
              Account No. 010-903200

     USLICO Series Fund - Money Market
              Account No. 010-903300

     USLICO Series Fund - Bond
              Account No. 010-903400

     USLICO Series Fund - Asset Allocation
              Fixed Income - Account No. 010-903500
              Equity - Account No. 010-903501

5. Name of Adviser's representatives authorized to give instructions to Sub-Adviser:

              Doug Hedberg
              Greg Hanson
              Keith Hoppe


                           Attached to and forming a part of a
                           Sub-Advisory Agreement dated:


                           Initialed for identification:

                           FOR THE SUB-ADVISER:


                           By:/s/Steven B. Darby
                              ------------------
                                 Steven B. Darby
                                 Newbold's Asset Management, Inc.



                           FOR THE ADVISER:


                           By:/s/Douglas Hedberg
                              ------------------
                                 Douglas Hedberg


                           FOR THE FUND:


                           By:/s/Robert B. Saginaw
                              --------------------
                                 Robert B. Saginaw